Tender for all Outstanding
              11 3/8% Senior Subordinated Notes Due 2009, Series A
                                 in Exchange for
              11 3/8% Senior Subordinated Notes Due 2009, Series B
                                       of
                              Falcon Products, Inc.


To Registered Holders:

            We are enclosing herewith the documents listed below relating to the offer (the "Exchange Offer") by Falcon Products, Inc., a Delaware corporation (the "Company"), to exchange its 11 3/8% Senior Subordinated Notes Due 2009, Series B (the "New Notes"), the offer and sale of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 11 3/8% Senior Subordinated Notes Due 2009, Series A (the "Original Notes"), upon the terms and subject to the conditions set forth in the Prospectus of the Company, dated _____________, 1999 (the "Prospectus"), and the related Letter of Transmittal.

             Enclosed herewith are copies of the following documents:

1.       Prospectus dated ________________, 1999;

2.       Letter  of  Transmittal,  which  includes  a  Substitute  Form  W-9 and
         Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

3.       Notice of Guaranteed Delivery;

4. Letter that may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, which includes an instruction form for obtaining such client's instruction with regard to the Exchange Offer; and

5. Return envelopes addressed to IBJ Whitehall Bank & Trust Company, the Exchange Agent.

            We urge you to contact your clients  promptly.  Please note that the
Exchange  Offer  will  expire  at  12:00  midnight,   New  York  City  time,  on
__________________, 1999, unless extended.

            The Exchange Offer is not conditioned upon any minimum principal amount of Original Notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Company that: (i) the New Notes to be acquired by the Holder and each beneficial owner, if any, are being acquired in the ordinary course of business; (ii) neither the Holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act of the Company or any of the Company's subsidiaries; (iii) any person participating in the Exchange Offer with the intention or purpose of distributing New Notes received in exchange for Original Notes, including a broker-dealer that acquired Original Notes directly from the Company, but not as a result of market-making activities or other trading activities, will comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the New Notes acquired by such person; (iv) if the Holder is not a broker-dealer, the Holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the New Notes received in exchange for Original Notes; and (v) if the Holder is a broker-dealer that will receive New Notes for the Holder's own account in exchange for Original Notes, the Original Notes to be so exchanged were acquired by the Holder as a result of market-making or other trading activities and the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in the Exchange Offer. However, by so representing and acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

            The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations on their behalf.

            The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 4 of the enclosed Letter of Transmittal.

            Additional copies of the enclosed material may be obtained from the undersigned.

                                        Very truly yours,


                                        IBJ WHITEHALL BANK & TRUST COMPANY

                                        Exchange Agent

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY OR IBJ WHITEHALL BANK & TRUST COMPANY OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.